Exhibit 99.1

THOMPSON CREEK METALS COMPANY INC.

UNAUDITED SUPPLEMENTAL QUARTERLY CONSOLIDATED BALANCE SHEETS

(US dollars in millions)

	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
Assets
Current assets
Cash and cash equivalents	$158.5	$303.5	$77.5	$160.3
Short-term investments	353.0	174.7	184.5	100.3
Accounts receivable	42.7	55.7	37.3	31.6
Product inventory	43.5	47.7	47.4	50.3
Material and supplies inventory	34.5	34.6	35.3	35.0
Prepaid expense and other current assets	6.0	4.2	5.0	6.4
Income tax receivable	4.8	3.0	2.2	1.3
	643.0	623.4	389.2	385.2
Property, plant and equipment, net	605.7	595.6	568.6	539.4
Restricted cash	16.8	16.1	16.0	15.0
Reclamation deposits	30.3	30.1	29.7	29.2
Goodwill	47.0	47.0	47.0	47.0
Other assets	1.8	1.9	3.1	3.1
	$1,344.6	$1,314.1	$1,053.6	$1,018.9
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$29.9	$31.9	$28.1	$24.9
Income and mining taxes payable	3.6	8.2	2.2	0.1
Current portion of long-term debt	3.7	4.4	5.0	5.4
Deferred income tax liabilities	6.7	6.1	6.3	7.5
	43.9	50.6	41.6	37.9
Long-term debt	9.2	9.9	10.6	11.5
Other liabilities	24.6	21.3	21.3	21.2
Asset retirement obligations	24.8	24.9	24.2	23.5
Common stock warrant derivatives	115.4	121.1	105.4	22.4
Deferred income tax liabilities	141.3	146.0	136.4	132.9
	359.2	373.8	339.5	249.4
Shareholders’ Equity
Common stock	697.1	693.3	491.0	485.6
Additional paid-in-capital	45.7	42.5	44.1	41.8
Retained earnings	232.8	206.8	208.2	297.5
Accumulated other comprehensive income (loss)	9.8	(2.3)	(29.2)	(55.4)
	985.4	940.3	714.1	769.5
	$1,344.6	$1,314.1	$1,053.6	$1,018.9

THOMPSON CREEK METALS COMPANY INC.

UNAUDITED SUPPLEMENTAL QUARTERLY CONSOLIDATED STATEMENTS OF OPERATIONS

(US dollars in millions, except per share amounts)

	For the three months ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
Revenue
Molybdenum sales	$103.3	$111.8	$71.2	$75.6
Tolling, calcining and other	2.9	2.6	2.8	3.2
	106.2	114.4	74.0	78.8
Cost of sales
Operating expenses	68.1	62.5	52.3	58.4
Selling and marketing	1.6	1.9	1.3	1.4
Depreciation, depletion and amortization	11.4	11.6	10.2	10.2
Accretion expense	0.4	0.3	0.4	0.3
	81.5	76.3	64.2	70.3

Revenue less cost of sales	24.7	38.1	9.8	8.5

Other (income) expenses
General and administrative	7.5	4.5	8.1	5.0
Exploration	1.4	1.2	1.9	1.8
Loss (gain) on foreign exchange	0.2	6.8	7.1	(3.2)
Interest (income) expense	0.5	(0.4)	(0.3)	(0.1)
Changes in fair value of common stock warrants	(5.6)	15.7	83.0	0.3
Other	0.1	—	—	(0.4)
	4.1	27.8	99.8	3.4

Income (loss) before income and mining taxes	20.6	10.3	(90.0)	5.1

Income and mining taxes (benefit)
Current	1.1	9.2	3.6	3.3
Deferred	(6.5)	2.5	(4.3)	(6.9)
	(5.4)	11.7	(0.7)	(3.6)
Net income (loss)	$26.0	$(1.4)	$(89.3)	$8.7

Net income (loss) per share
Basic	$0.19	$(0.01)	$(0.73)	$0.07
Diluted	$0.18	$(0.01)	$(0.73)	$0.07

Weighted average number of common shares
Basic	139.4	125.9	122.5	122.3
Diluted	146.9	125.9	122.5	122.3

THOMPSON CREEK METALS COMPANY INC.

UNAUDITED SUPPLEMENTAL QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS

(US dollars in millions)

	For the three months ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
Operating Activities
Net income (loss)	$26.0	$(1.4)	$(89.3)	$8.7

Items not affecting cash:
Change in fair value of warrants	(5.6)	15.7	83.0	0.3
Depreciation, depletion and amortization	11.4	11.6	10.2	10.2
Accretion expense	0.4	0.3	0.4	0.3
Stock-based compensation	2.9	0.9	4.0	1.4
Deferred income taxes (benefit)	(6.5)	2.5	(4.3)	(6.9)
Unrealized loss (gain) on derivative instruments	2.6	(0.8)	1.6	0.1
Change in working capital accounts
Accounts receivable	13.1	(17.9)	(5.7)	23.5
Product inventory	5.1	(0.4)	3.3	8.7
Material and supplies inventory	0.3	1.4	0.3	1.0
Prepaid expense and other current assets	(1.7)	1.7	1.6	0.1
Income and mining taxes receivable	(1.6)	(0.7)	(0.8)	—
Accounts payable and accrued liabilities	(3.5)	5.5	(0.2)	(2.5)
Income and mining taxes payable	(4.7)	5.8	2.0	(7.5)
Total change in working capital accounts	7.0	(4.6)	0.5	23.3
Cash generated by operating activities	38.2	24.2	6.1	37.4

Investing Activities
Short-term investments	(169.1)	9.6	(81.5)	(100.3)
Capital expenditures	(11.7)	(13.1)	(13.7)	(27.6)
Restricted cash	(0.7)	(0.1)	(1.0)	(0.8)
Reclamation deposits	—	—	(0.2)	(2.4)
Cash used in investing activities	(181.5)	(3.6)	(96.4)	(131.1)

Financing Activities
Proceeds from issuance of common shares, net	2.5	199.8	3.7	—
Repayment of long-term debt	(1.3)	(1.3)	(1.4)	(1.3)
Cash generated (used) by financing activities	1.2	198.5	2.3	(1.3)
Effect of exchange rate changes on cash	(2.9)	6.9	5.2	(2.7)
Increase (decrease) in cash and cash equivalents	(145.0)	226.0	(82.8)	(97.7)
Cash and cash equivalents, beginning of period	303.5	77.5	160.3	258.0
Cash and cash equivalents, end of period	$158.5	$303.5	$77.5	$160.3